UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective on April 15, 2005, as previously announced, Douglas A. Shumate resigned as Senior Vice President-Chief Financial Officer of ITC^DeltaCom, Inc. (“ITC^DeltaCom”).

(c) Effective on April 15, 2005, as previously announced, ITC^DeltaCom’s board of directors appointed Richard E. Fish, Jr. as Chief Financial Officer of ITC^DeltaCom. Mr. Fish will serve as ITC^DeltaCom’s principal financial officer.

Mr. Fish, age 39, has served as ITC^DeltaCom’s Chief Administrative Officer since February 21, 2005. Before joining ITC^DeltaCom, Mr. Fish served from November 2000 to October 2004 as Executive Vice President and Chief Financial Officer of ICG Communications, Inc., a telecommunications service provider. Prior to assuming that role, Mr. Fish served from September 1999 to November 2000 as ICG Communication’s Senior Vice President of Finance. Before his service with ICG Communications, Inc., Mr. Fish served from 1994 to 1999 in various finance, regulatory, operational and business development positions with AT&T Local Services and Teleport Communications Group, a telecommunications service provider which became a subsidiary of AT&T. Prior to his service with AT&T and Teleport Communications Group, Mr. Fish served from 1987 to 1993 with the accounting firm of Arthur Andersen & Co.

A summary of the terms of Mr. Fish’s executive retention and employment agreement with ITC^DeltaCom is set forth in ITC^DeltaCom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 31, 2005, as amended by Amendment No. 1 filed on April 15, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: April 21, 2005	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President- Legal and Regulatory

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